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[KPMG PEAT MARWICK LLP LETTERHEAD]



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Fortis Tax-Free Portfolios, Inc.


We consent to the use of our report incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.





                                        KPMG Peat Marwick LLP


Minneapolis, Minnesota
January 31, 1997